UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2006

MedLink International, Inc.
(Exact name of Registrant as specified in charter)

Minnesota	2-71164	41-1311718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11 Oval Drive, Suite 200B, Islandia, NY 11749
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 631-342-8800

(Former name, address and fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On October 6, 2005, MedLink International, Inc. (the “Company”) and High River Corporation (“High River” or “Consultant”) entered into a consulting agreement (“Agreement”) pursuant to which MedLink agreed to compensate High River, as a consultant to the Company, with 1,640,000 shares of its Class B common stock (“Common Stock Compensation”) and an option (“Option”) to purchase up to 610,000 shares of its Class B common stock at an exercise price of $0.177 per share (“Exercise Price”). The Common Stock Compensation and the Option is referred to herein as the “Consultant’s Compensation”. The Agreement provided that upon the earlier to occur of: (i) one year from the date of the Agreement; or (ii) MedLink’s shares of Class B common stock becoming listed for trading on either the Frankfurt or Berlin stock exchange and the completion of the Consultant’s tasks as defined in the Agreement, that MedLink would deliver the Consultant’s Compensation to High River and the Option would be immediately exercisable for a period of 90 days.

Between October 9, 2006 and November 24, 2006, High River exercised the Option and purchased 610,000 shares of the Company’s Class B common stock from the Company at the Exercise Price.

Pursuant to the Agreement High River agreed to use its best-efforts to provide the following services to the Company:

•	Assist the Company with a listing on the Berlin/Frankfurt Stock Exchanges.
•	Create/introduce an awareness campaign for the company in Germany
•	Assist the company in Investment Banking Activities in Germany through its extensive contacts, as well as to coordinate communications and relationships between parties.
•
Seek out and identify potential business partners for the purpose of promoting the MedLink suite of products in the German market, either by strategic partnership, acquisition or as a value added seller.

•	Introduce translation service for marketing and investor relations activities.
•	Provide the company with business development activities.

Item 3.02. Unregistered Sales of Equity Securities

In connection with the Agreement described in Item 1.01 above, the Company issued 1,640,000 shares of its Class B common stock and options to purchase 610,000 shares of its Class B common stock to High River as compensation to High River for consulting services provided to the Company. The above described transactions were conducted pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). There were no underwriting discounts or commissions paid in connection with these transactions.

Between October 9, 2006 and November 24, 2006, High River exercised the Option for 610,000 shares and delivered $107,970 to the Company as payment for the shares underlying the Option. There were no underwriting discounts or commissions paid in connection with this transaction and the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act in connection with the issuance of the Class B common stock issuable upon exercise of the Option.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1 - Consulting Agreement dated October 6, 2005 by and between Western Media Group Corporation and High River Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedLink International, Inc.

Date: November 28, 2006	By:	/s/ Ray Vuono
Ray Vuono
Chief Executive Officer